UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2006
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)
717-757-7660
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
     On August 25, 2006, The Bon-Ton Stores, Inc. (the “Company”) issued a press release announcing the closing of the Carson Pirie Scott department store located at State Street in Chicago, Illinois, citing negative sales trends, net operating losses from rising operating costs and incentive payments from the owner of the building who has plans for future redevelopment of the landmark site. The closing of the store will occur by March 2007. On August 31, 2006, the Company issued a press release announcing the financial impact of such closing. The Company will incur charges and future cash expenditures totaling approximately $2.3 million in connection with the closing, all of which is comprised of associate severance costs. The closing will impact approximately 300 full-time and 150 part-time Bon-Ton associates.
Item 7.01 Regulation FD Disclosure
     The August 25, 2006 press release announcing the closing of the State Street store is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The August 31, 2006 press release announcing the financial impact of such closing is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     The information furnished in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is provided solely pursuant to Item 7.01 of this Form 8-K. Consequently, such information is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Press Release issued August 25, 2006 announcing the closing of the State Street store located in Chicago, Illinois

99.2	Press Release issued August 31, 2006 announcing the financial impact of the State Street store closing

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: August 31, 2006